UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2017

JACOBS ENGINEERING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Bryan Street, Suite 1200, Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

(214) 583-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On December 15, 2017, CH2M HILL Companies, Ltd., a Delaware corporation (“CH2M”), merged (the “Merger”) with and into Basketball Merger Sub Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs” or the “Company”), in accordance with the terms of, and pursuant to, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 1, 2017, by and among CH2M, Jacobs and Merger Sub, and consistent with the disclosure contained in the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 (Registration No. 333- 220524) filed by the Company with the Securities and Exchange Commission on November 9, 2017. On December 18, 2017, the Company expects to (i) issue a press release regarding the Merger, (ii) host employee town halls and Integration Management Office updates at various Jacobs and CH2M office locations and (iii) file additional detailed information regarding the consummation of the Merger on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: December 15, 2017	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer